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                                Exhibit 10.2




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                                JULY 12, 2006




                       VICEROY ACQUISITION CORPORATION




                                     AND



                        CAPITA IRG (OFFSHORE) LIMITED






                          -------------------------

                        OFFSHORE REGISTRAR AGREEMENT

                          -------------------------




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AN AGREEMENT made on  July      , 2006 BETWEEN: -
                           -----






1. Viceroy Acquisition Corporation whose registered office is at 8235 Forsyth Boulevard, Suite 400, St. Louis, Missouri 63105 (the "Company"); and

2. Capita IRG (Offshore) Limited whose registered office is situated at Victoria Chambers, Liberation Square, 1/3 The Esplanade, St Helier, Jersey (the "Registrar"):

WHEREAS: -

A. The Company issued an admission document on or before July __, 2006 (the "Admission Document") seeking admission of all of the shares of common stock (the "Shares") and warrants (the "Warrants") in the Company to trading on the Alternative Investment Market of the London Stock Exchange ("Admission").

B. Following the placing in full of the Shares and the Warrants described in the Admission Document, the Company shall have, immediately following Admission, an issued share capital comprised of 28,125,000 shares of Common Stock of par value $0.0001 each.

C. The Shares and the Warrants will at all times be registered on the register of members (the "Offshore Registers") kept in Jersey.



         NOW IT IS HEREBY AGREED AND DECLARED AS FOLLOWS: -

1.       APPOINTMENT OF REGISTRAR

         The Company hereby appoints the Registrar to act as the registrar of the Offshore Registers in respect of the Shares and the Warrants on the terms and conditions hereof and the Registrar hereby accepts such appointment.

2.       REGISTRAR'S DUTIES AND RESPONSIBILITIES

2.1      The Registrar shall:

         2.1.1 carry out and follow all reasonable Proper Instructions which may from time to time be given to it with regard to the Registrar's duties hereunder; and

         2.1.2 subject to Clause 2.3 below, provide a registration and transfer office at such place as the Registrar may decide, being in Jersey, and shall perform the services specified in Appendix 1 to this Agreement (the "Registration Services").

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2.2      The Registrar undertakes to provide the Registration Services using due diligence, reasonable skill and expertise in the execution of its duties. The Registrar shall perform its duties hereunder in a conscientious manner and shall comply with all statutory and regulatory requirements applicable to it.

2.3 The Company shall give such assistance to the Registrar as may reasonably be necessary to enable the Registrar to carry out its obligations hereunder.

2.4 When acting pursuant to Proper Instructions the Registrar shall not be under any duty to make any enquiry as to the genuineness or authenticity of any such instructions so long as such instructions reasonably appear to be genuine and authentic.

3.       AGENTS AND DELEGATION

3.1 Subject to Clause 3.2, the Registrar may, in the performance of its duties and in the exercise of any of the powers vested in it hereunder, act by an authorised officer or officers for the time being and employ and pay an agent or agents (including any Associate of the Registrar) at the expense of the Registrar to perform or concur in performing any of the duties required to be performed hereunder and may act or rely upon the opinion or advice or any information obtained from any broker, lawyer, valuer, surveyor, auctioneer or other expert (whether reporting to the Company or the Registrar) appointed in good faith and without negligence and the Registrar shall not be responsible for any loss occasioned by its acting upon such opinion, advice or information.

3.2 The Registrar may at any time delegate in whole or in part any of its duties, functions, powers and discretions under this Agreement to a transfer agent in the United Kingdom or to any other delegate or agent and may disclose to such transfer agent or other delegate or agent such information about the Company as the Registrar considers necessary or desirable for such transfer agent or other delegate or agent to carry out its duties.

4.       LIABILITY AND INDEMNITY

4.1 The Company shall indemnify and keep indemnified the Registrar and its agents, officers and employees from and against any and all Liabilities which may be suffered or incurred by or asserted against the Registrar and its agents, officers and employees arising out of or in connection with the performance of its or their duties hereunder except such as may be due to the fraud, wilful misconduct, negligence or breach of the terms of this Agreement of or by the Registrar or its agents, officers or employees.

4.2 Subject always to the foregoing provisions of this Clause 4 and except in the case of the fraud of the Registrar or its agents, officers or employees:

         4.2.1 the aggregate liability of the Registrar and its agents, officers or employees arising out of or in connection with this Agreement (whether in contract, negligence, breach of statutory duty, restitution or otherwise) will be limited to the lesser of (pounds)1,000,000 (one million pounds) or an amount equal to ten (10) times the total annual fee payable to the Registrar under this Agreement; and

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         4.2.2    in no event shall the Registrar or its agents, officers or employees be liable to the Company under or in connection with this Agreement for indirect or consequential loss or damage, loss of profit, revenue, actual or anticipated savings or goodwill, in all cases (whether caused by negligence or otherwise).

4.3 For the purposes of Clause 4.2, the extent of any liability shall always be calculated in accordance with the annual fee payable in force at the time such event happened to give rise to a claim, and not at the date such event is discovered.

4.4 Nothing in this Clause 4 shall exclude or limit the right of the Registrar to recover, or the obligation of the Company to pay, any sums properly due and payable to the Registrar under the terms of this Agreement including, without limitation, any fees.

5.       NON-EXCLUSIVITY

5.1      The Registrar and any Associate of the Registrar may:

         (a) act as manager, administrator or in any other role for any other company, corporation or body of persons on such terms as may be arranged with such company, corporation or body of persons and shall be deemed not to be affected with notice of or to be under any duty to disclose to the Company any fact or thing which may come to the knowledge of the Registrar or its Associate or any servant or agent of the Registrar or its Associate in the course of so doing or in the course of its business in any other capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder;

         (b) acquire, hold or deal with for its own account or for the account of any customer or other person and in its own name or in the name of such customer or person or of a nominee any shares or securities for the time being issued by the Company and any securities or other investments.

5.2 Neither the Registrar nor any Associate of the Registrar shall be liable to account to the Company, its shareholders or any of them for any profits or benefits made by or derived from or in connection with any transaction permitted by Clause 5.1 above.

5.3 Nothing herein contained shall prevent the Registrar or any Associate of the Registrar from contracting or entering into any financial, banking or other transaction with the Company or any of its shareholders or from being interested in any such transaction and neither the Registrar nor any Associate of the Registrar shall be liable to account to any person for any profits or benefits made or derived by them in connection with any such transaction.

6.       INSURANCE AND LOST SHARE CERTIFICATES

6.1 Where a shareholder claims that its share certificate (the "OLD CERTIFICATE") has been defaced, worn-out, lost or destroyed and requests the Registrar to issue, on behalf of the Company, a replacement share certificate (the "REPLACEMENT CERTIFICATE"), the Registrar shall require the shareholder to submit an indemnity ("INDEMNITY"), in favour of the


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         Company and the Registrar, in respect of loss suffered as a result of the issue of the replacement certificate and take any other steps required in the Company's Certificate of Incorporation.

6.2 On receipt of an Indemnity from the relevant shareholder the Registrar will use reasonable endeavours to procure that the Company does not suffer a loss as a result thereof, provided always:

         (a) in cases where the shareholder arranges a guarantee or insurance in support of its Indemnity to the Company and the Registrar, the Registrar shall have no further obligation to the Company in relation to any loss arising as a result of the issue of the replacement certificate or the subsequent presentation of the old certificate; and

         (b) in cases where the shareholder does not arrange a guarantee or insurance in support of its Indemnity, the shareholder will be asked to pay an appropriate administration fee to the Registrar and the Registrar will insure itself for any loss arising as a result of the issue of the replacement certificate or the subsequent presentation of the old certificate. In such case, the Registrar's liability to the Company to use reasonable endeavours to procure that the Company does not suffer a loss as a result of the issuing of a replacement certificate shall be expressly limited to the extent and amount that the Registrar is entitled to recover, and in fact does recover, from its insurers in respect of the same (net of any excess which applies).

6.3 The Company hereby assigns to the Registrar all its future right title and interest to recover under any such Indemnity from the relevant shareholder to the extent that any compensation payment, expressly limited to the extent and amount that the Registrar is able to recover, and in fact does recover from its insurers, may be made by the Registrar to the Company. The Company agrees that the Registrar may seek to recover the Company's entitlement pursuant to the Indemnity.

6.4 Where the Registrar has acted upon a forged transfer, the duty to procure that the Company does not suffer loss shall be expressly limited to the extent and amount that the Registrar is entitled to recover, and in fact does recover, from its insurers in respect of the same under the forged transfer insurance policy (net of any excess which applies).

6.5 Where, the replacement certificate, old certificate or forged transfer has been used to effect a fraudulent or otherwise wrongful transaction through a broker, which causes loss to the Company, the Registrar shall take reasonable steps to recover such loss from the said broker (not including commencing legal action) and the Registrar's liability to the Company shall be expressly limited to the extent and amount that the Registrar in fact does recover from the said broker.

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7.       PROCEEDINGS

7.1 Neither the Registrar nor any transfer agent in the United Kingdom appointed by the Registrar nor any other delegate or agent appointed by the Registrar hereunder shall be required to take any legal action unless fully indemnified to its reasonable satisfaction for all costs and liabilities that may be incurred or suffered by the Registrar or such other party and if the Company requires the Registrar or such other party to take any action of whatsoever nature which in the reasonable opinion of the Registrar or such other party might make the Registrar or such other party liable for the payment of money or liable in any other way the Registrar or such other party shall be and be kept indemnified in any reasonable amount and form satisfactory to the Registrar or such other party as a pre-requisite to taking action.

7.2 The Registrar shall be entitled at the expense of the Company (subject to obtaining the prior approval of the Company in each and every case) to obtain legal advice from its lawyers for the time being and/or the opinion of counsel on any matter relating to the Company or this Agreement.

8.       PROSPECTUSES AND ADVERTISEMENT

8.1 No prospectus, explanatory memorandum, application form, sales literature, advertisement, circular or other similar document shall be issued by or on behalf of the Company to prospective shareholders without the prior approval of the Registrar (such approval not to be unreasonably withheld, delayed or conditioned) in respect of any references made therein to the Registrar or any transfer agent in the United Kingdom appointed by the Registrar or any other delegate or agent appointed by the Registrar.

8.2 For the purposes of the Admission, the Registrar hereby agrees to the references made to the Registrar or any transfer agent in the United Kingdom appointed by the Registrar or any other delegate or agent appointed by the Registrar in any prospectus, explanatory memorandum, application form, sales literature, advertisement, circular or other similar document in relation to the Admission issued by or on behalf of the Company to prospective shareholders.

9.       DISCLOSURE

9.1 Except in so far as required by any governmental or regulatory organisation or any applicable law or rule in any jurisdiction, the Registrar shall not (except in exercise of its duties hereunder or as required by any statutory or regulatory requirement applicable to it) disclose any information relating to the affairs of the Company or any of its subsidiaries which is not in the public domain to any person (other than to the Directors, officers, auditors and accountants of the Company or to any transfer agent in the United Kingdom appointed by the Registrar or to any other delegate or agent appointed by the Registrar) not authorised by the Company to receive such information and the Registrar shall use its reasonable endeavours to prevent any such disclosure.

9.2 None of the parties hereto shall do or commit any act, matter or thing which would or might prejudice or bring into disrepute in any manner the business or reputation of the


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         other parties hereto or any agent, officer or employee thereof
         (which, in the case of the Registrar, shall include any transfer agent in the United Kingdom appointed by the Registrar).

9.3 In the event of this Agreement being terminated the provisions of this Clause 9 shall remain in full force and effect.

10.      WARRANTIES

The Company hereby represents and warrants to the Registrar that:

10.1 it is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

10.2 it has the legal right and full power and authority to carry on its business as it is being conducted and to enter into and perform its obligations under this Agreement, which when executed will constitute valid and binding obligations of the Company in accordance with the terms hereof; and

10.3 the Company has the power and all necessary governmental, statutory, regulatory and other consents, approvals, licences, authorisations, registrations, waivers or exemptions (together, the "Consents") required to carry on its business as it is being conducted and it has complied with the terms of all such Consents in all material respects and none of the Consents have been revoked or otherwise terminated.

11.      FEES AND EXPENSES

11.1 Subject to Clauses 11.4 and 11.5, fees at such rate or rates as are set out in Appendix 2 shall be payable to the Registrar by the Company quarterly in arrears based on the number of shareholder accounts appearing on the Offshore Registers including nil accounts each 1st January, 1st April, 1st July and 1st October, subject to any minimum annual fee specified in Appendix 2. The Company shall settle all such quarterly invoices immediately on receipt.

11.2 The Registrar shall be entitled to charge interest on all amounts due from the Company and outstanding for more than thirty days at a rate of 3% over the base rate of HSBC Bank Plc prevailing from time to time.

11.3 Subject to Clause 11.5, the initial fee as shown in the attached Appendix 2 shall be fixed for a period of not less than twelve months.

11.4 The Fees of the Registrar pursuant to this Agreement and set out in the Appendix 2 are subject to reasonable review by the Registrar in its absolute discretion not more often than once in any calendar year (subject to clause 11.5) and the Registrar will give to the Company at least one month's notice of any alteration of such charges which alteration will take effect forthwith upon the expiration of such notice. The Fees will be subject to a minimum annual increase at the rate of the Retail Prices Index prevailing at that time.

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11.5     Notwithstanding the restriction in clause 11.4 above, the Registrar shall at its own discretion be entitled to revise the Fees at any time where a change in law or regulation (including but not limited to the regulations from time to time relating to CREST) affects the obligations of the Registrar making it uneconomical for the Registrar to provide the services of a registrar at the agreed
         Fees, such revisions being effective from the 21 days after the date of the notification being delivered to the Company.

11.6 The Company shall reimburse to the Registrar all reasonable out of pocket expenses properly incurred on behalf of the Company in the performance of its duties hereunder; including but not limited to reasonable postage, CRESTCo and related Syntegra network charges, telephone, facsimile and courier expenses; reasonable travelling expenses incurred on the Company's business (including those incurred in attending a general meeting of the Company); reasonable printing, stationery, photocopying, storage and forged transfer insurance.

11.7 The Registrar is entitled to pass on all taxes, duties and tariffs directly attributable to any amounts charged in accordance with this Clauses 11.

12.      TERMINATION

12.1     This Agreement shall be terminated:

         12.1.1 upon the expiry of not less than three months' notice of termination given by the Company to the Registrar, such notice to expire no earlier than the first anniversary of the date of this Agreement; or

         12.1.2 upon the expiry of not less than three months' notice of termination given by the Registrar to the Company; or

         12.1.3 upon the expiry of not less than one month's notice of termination given by the Company to the Registrar following receipt by the Company of notice of an increase in charges pursuant to clause 11.4 which is not acceptable to the Company;

         12.1.4 immediately, upon one party giving to the other notice of immediate termination in the event of:

                  (a) the property of the other party being declared en desastre or that other party becoming insolvent or going into liquidation (other than a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the other party) or a receiver being appointed of any of its assets or if some event having equivalent effect occurs; or

                  (b) the other party committing a material breach of this Agreement and (if such breach shall be capable of remedy) the other party not making good such breach within thirty days of service upon the party in breach of notice requiring the remedy of such breach or, in the case of the Registrar, being


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                           in the opinion of the Directors guilty of fraud,
                           wilful misconduct or gross negligence in the performance of its duties hereunder; or

         12.1.5 immediately, upon the Company giving to the Registrar notice of immediate termination in the event of the Registrar ceasing to be the holder of any licence, consent, permit or registration enabling it to act as a Registrar of the Company under any law applicable to it;

12.2 The termination of this Agreement shall be without prejudice to any antecedent liability of either of the parties hereto. The Registrar shall be entitled to receive all fees and other monies accrued due up to the date of such termination provided that the Registrar shall not be entitled to compensation in respect of such termination.

12.3 In the event of termination of the Registrar's appointment under this Agreement the Registrar (acting reasonably) shall have the right by written request to require the Company for a period of twelve months from the date of such termination in all prospectuses, explanatory memoranda, advertising material, letterheads and other material designed to be read by investors and prospective investors to state in a prominent position and in prominent type (as may reasonably be approved by the Registrar) that the Registrar has ceased to be its Registrar and also that any transfer agent in the United Kingdom appointed by the Registrar or any other delegate or agent appointed by the Registrar has ceased to act as such.

12.4 Immediately upon the termination of this Agreement the Registrar shall deliver to the Company and shall use all reasonable endeavours to procure that its officers, servants, agents, and advisers shall deliver to the Company all Records appertaining to the Company's business as are in the possession or under the control of the Registrar or any such persons, provided that the Registrar shall have a lien against and shall not be required to make delivery of such books and records until full payment has been made to the Registrar for all fees, disbursements and expenses due to it under this Agreement (including any costs associated with the termination of this Agreement and the delivery of such books and records).

13.      AMENDMENT

13.1 Subject to Clause 13.2, no variation of this Agreement shall be valid unless in writing and signed by or on behalf of each of the parties.

13.2 In the event of a change of law or practice applicable to the Registrar or any transfer agent in the United Kingdom appointed by the Registrar, the Registrar may add, amend or vary the terms and conditions of this Agreement by giving the Company thirty days prior written notice of such amendments provided that if the Company gives written notice to the Registrar within such period objecting to any proposed amendment the same shall be effective only with the written agreement of both parties.

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14.      ASSIGNMENT

14.1 The Company shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

14.2 The Registrar may at any time assign all or any of its rights and benefits hereunder with the prior written consent of the Company (which shall not be unreasonably delayed or withheld), provided that no such written consent shall be required in the case of an assignment by the Registrar to an Associate.

15.      NOTICES

         Any notice served hereunder shall be sufficiently served if:

         15.1.1 delivered by hand or sent by registered mail addressed to the other party concerned at its registered or principal office (as the case may be) for the time being and a notice so sent by registered mail shall be deemed to be received at the expiry of two clear days after the day of posting; and

         15.1.2 by facsimile to the other party concerned at its registered or principal office (as the case may be) for the time being and a notice so sent by facsimile shall be deemed to be received on completion of its transmission.

16.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement relating to the provision of services by the Registrar to the Company and shall supersede and extinguish all prior agreements and understandings between the parties relating to such matters.

17.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and construed in accordance with the laws of England and Wales and the parties hereto irrevocably submit to the exclusive jurisdiction of the English Courts as regards any matter or claim relating to this Agreement.

18.      INTERPRETATION AND CONSTRUCTION

18.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:


                  "ASSOCIATE"              means in relation to a company,
                                           any company which is a subsidiary
                                           or a holding company of that
                                           company or a subsidiary of any
                                           such holding company and any
                                           individual, partnership or other
                                           incorporated association or firm
                                           which has direct or indirect
                                           control of that company and any

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                                           company which is directly or
                                           indirectly controlled by any such
                                           individual, partnership or other
                                           incorporated association or firm,
                                           and in relation to an individual,
                                           partnership or other
                                           unincorporated association, means
                                           any company directly or
                                           indirectly controlled by that
                                           individual, partnership or other
                                           association;

                  "DIRECTORS"              means the Directors of the
                                           Company for the time being and
                                           includes where applicable any
                                           alternate directors;


                  "PROPER INSTRUCTIONS"    means written, cabled, facsimiled
                                           or telexed instructions or
                                           instructions given by any other
                                           means of electronic transmission
                                           in a readable form in respect of
                                           any of the matters referred to in
                                           this Agreement signed or
                                           purported to be signed by such
                                           one or more person(s) (whose
                                           name, signature and office
                                           address shall have been delivered
                                           to the Registrar) as the
                                           Directors shall from time to time
                                           have authorised to give the
                                           particular class of instruction
                                           in question. In instances
                                           indicated in advance by the
                                           Directors, and agreed with the
                                           Registrar, the Registrar may also
                                           act pursuant to instructions by
                                           telephone given or purported to
                                           be given by designated persons
                                           and such telephonic instructions
                                           shall be deemed to be Proper
                                           Instructions. Where Proper
                                           Instructions are given by
                                           telephone, written confirmation
                                           thereof shall be sent to the
                                           Registrar as soon as practicable
                                           thereafter. Different persons may
                                           be authorised to give
                                           instructions for different
                                           purposes and such persons may
                                           also include officers of
                                           corporations other than the
                                           Company so authorised by the
                                           Directors. A certified copy of a
                                           resolution of the Directors may
                                           be received and accepted by the
                                           Registrar as conclusive evidence
                                           of the authority of any such
                                           person to act and may


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                                           be considered as in full force and
                                           effect until receipt of written
                                           notice to the contrary;

                  "RECORDS"                means all corporate records,
                                           registers, books of account,
                                           correspondence, files, tables,
                                           documents, discs, print outs,
                                           data and information systems.

18.2     In this Agreement, any reference to:

         18.2.1 a Recital, Clause or a Schedule is, unless the context otherwise requires, a reference to a recital or clause of, or a schedule to, this Agreement and any reference to a sub-clause is, unless otherwise stated, a reference to the sub-clause of the Clause in which the reference appears;

         18.2.2 this Agreement or to any agreement or document referred to in this Agreement shall be construed as a reference to such agreement or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time;

         18.2.3 any statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may from time to time be amended, modified, extended, consolidated, re-enacted or replaced and shall include any subordinate legislation made thereunder;

         18.2.4 a "subsidiary", "group" or "holding company" shall be construed in accordance with Article 2 of the Companies (Jersey) Law 1991.

18.3 In this Agreement, except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporate.

18.4 The Recitals and Schedule form part of this Agreement and shall have the same force and effect as if they were expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedule.

18.5 Clause headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

18.6 This Agreement shall prevail over the Company's standard terms and conditions (if any).


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IN WITNESS whereof this Agreement has been entered into the day and year first above written.



SIGNED by                                   )
/s/ Douglas D. Hommert                      )
-------------------------------             )
for and on behalf of                        )
Viceroy Acquisition Corporation             )




SIGNED by                                   )
/s/                                         )         /s/
-------------------------------             )
for and on behalf of                        )         /s/
Capita IRG (Offshore) Limited               )


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                     Appendix 1 - Registration Services
                     ----------------------------------



The Registrar will in Jersey keep the Offshore Register and where applicable registers of loan stock, debenture and warrant holders.

In addition, the Registrar will in the Island of Jersey or through its Transfer Agent in the United Kingdom as appropriate: -

1. In compliance with instructions received from the Company, and notwithstanding that Admission has not yet occurred, issue share certificates and warrant certificates after the date hereof to certain US placees who have subscribed for such Shares and Warrants in accordance with the terms of the Placing Agreement dated the same date as this Agreement between the Company, its Directors, CRT Capital Group, LLC, as lead manager and KBC Peel Hunt Ltd ("KBC Peel Hunt"), as UK placing agent and certain ancillary documents thereto.

2. Maintain the Offshore Registers from the date of this Agreement, notwithstanding that the issue of certain Shares and Warrants in accordance with paragraph 1 above is conditional upon Admission and provided that notwithstanding the issue of such share certificates and warrant certificates, the Registrar shall ensure that the Offshore Registers shall remain closed with respect to transfers of any such Shares and/or Warrants until such time as:

         (a) all funds required to be paid to the Company in respect of such Shares and Warrants have been paid, as confirmed to the Registrar by KBC Peel Hunt, and

         (b)      Admission has occurred.

3. Receive and register (within the time limits set down by the rules of the London Stock Exchange plc) transfers, probates, powers of attorney, changes of address, and all similar documents normally needed to maintain the Offshore Registers in accordance with the laws of the Jersey and the CREST Regulations.

4. Maintain and update the Offshore Register and where applicable registers of loan stock, debenture and warrant holders.

5.       Maintain and update dividend and interest payment instructions.

6. Prepare and despatch dividend and interest warrants for up to two dividends per year per class of share or stock and reconcile the respective bank accounts.

7. Prepare, seal and issue new shares or stock certificates and issue duplicate certificates in place of certificates alleged to be lost, destroyed or mutilated, following

         7.1      the return of any mutilated certificate; or

         7.2 requiring such evidence as the Registrar or Transfer Agent shall deem necessary of the loss or destruction of certificates and an indemnity countersigned by a bank or insurance company in respect thereof; or

         7.3 if such evidence and indemnity is not offered then the Registrar or Transfer Agent will submit any such request for duplicate certificates to the Company.

8. Provide an internal audit and submit audit reports on transfers and new certificates.

9. Ensure that the Register of Members shall be operated in such a way as to enable the holding and transfer of shares in uncertificated form.

10. Facilitate the provision of a secure computer link to the Company or any designated person to facilitate the viewing of the Register of Members. An additional fee is chargeable for this service.

11. Prepare and despatch name and address labels as the Company may require for the despatch of the annual Report and Accounts and the Interim Statement.

         Additional name and address labels will be provided as and when required by the Company at a fee agreed between the Registrar and the Company.

12. Deal with all correspondence and enquiries relating to the Register of Members including, but not limited to, holding the Register of Members open for inspection at the Registered Office of the Company and prepare such lists and extracts of the Register of Members as are required to be or are customarily produced under the Law.

13. Receive, check, evaluate and report on forms of proxy for the Company's Annual General Meeting.

14. Take all such precautions as are usual and reasonable for the purpose of ascertaining the genuineness of all transfers, certificates, warrants for dividends or other documents or instruments in connection with any of the Company's registers or with any dividends.

15. Maintain in force an insurance policy to cover any claim, which may arise by reason of any forged transfer, certificate, warrant for dividend or other document or instrument in connection with the aforementioned matters.

16. Undertake such additional duties on such terms and conditions as may be agreed with the Company.

17. Deal with all shareholder approval documentation relating to a Business Combination (as defined in the Admission Document) including but not limited to the circulation of any shareholder circular and the receiving, checking evaluating and reporting on Proxy forms.

                     Appendix 2 - Initial Fee Structure
                     ----------------------------------

Annual stockholder account
maintenance                                      :     (pounds)2.00             Per Account

REGISTER MAINTENANCE

Annual stockholder account maintenance           :     (pounds)8,000
To include up to 500 shareholder accounts,
350 Transfers per annum, one Processing
Acquisition Acceptance and the UK transfer
agent

TRANSFERS

Each transfer over 650                           :     (pounds)12.50            Per shareholder
                                                       account

PROCESSING ACQUISITION ACCEPTANCES

Per acceptance                                   :     (pounds)7.50
Issuing repurchase cheque                        :     (pounds)1.50


WARRANTS

Redemptions

Minimum Fee                                      :     (pounds)260
Management and set up fee                        :     (pounds)3.50
Per account                                      :     (pounds)3.50



DISBURSEMENTS

A fee of (pounds)10 per month to cover storage costs and (pounds)0.05 per account per annum, subject to a minimum fee of (pounds)250, to cover Forged Transfer Insurance.

Additional specific disbursements for stationery, couriers, postage, telephone and other out of pocket expenses would be charged based on actual amounts incurred or on a recovery basis.

LISTINGS AND LABELS

Ad hoc requests for various listings and analysis can be processed and delivered by fax, couriers or post (at the Company's option) at any time. These are charged separately at the time and the cost reflects the work undertaken, presently 3p per account detail printed with a minimum charge of (pounds)60.

The above fees are exclusive of all taxes, duties and tariffs